Exhibit 99.4

Augmedix Closes $25 Million Private Placement

Leader in Remote Medical Documentation and Live Clinical Support Announces Additional Round of Funding and Merger

SAN FRANCISCO, CA, October 6, 2020– Augmedix, a company specializing in providing remote medical documentation and live clinical support services, today announced the closing of a $25 million private placement financing and completion of a reverse merger with Malo Holdings Corp.

Manny Krakaris, Augmedix Chief Executive Officer, said, “We’re thrilled to complete this financing, which we believe puts Augmedix on the path of accelerated expansion, and will enable us to broaden our operational capabilities, accelerate our technology research and product development, and strengthen our marketing and sales.” Krakaris noted that the COVID-19 pandemic has accelerated the growth of telemedicine and enabled Augmedix to showcase its competitive advantages in the medical documentation market. “Because the Augmedix service is accessed through mobile devices and is telemedicine application-agnostic, our innovative technology allowed clinicians access to medical note documentation, regardless of their location,” Krakaris said.

“The success of this financing demonstrates confidence in the Augmedix team, technology, and products, by both our current partners as well as our new investors,” Krakaris also noted.

Augmedix further announced the completion of a reverse merger transaction with Malo Holdings Corp., an SEC-reporting public Delaware corporation. Following the transaction, the merged entity will be named “Augmedix, Inc.”, and will continue the historic and innovative business of Augmedix. In connection with the financing and merger, Augmedix agreed to cause its common stock to be quoted on the OTC Markets QB tier, subject to certain terms and conditions.

In connection with the financing, current investors Redmile Group, DCM, and McKesson Ventures invested alongside new investors. Financial advisory firms, Stifel, Nicolaus & Company, Incorporated, B. Riley Securities, Inc., and GP Nurmenkari, Inc. (as consulted by Intuitive Venture Partners) acted as placement agents for the private placement. Montrose Capital Partners was the sponsor for this transaction.

The offering was exempt from registration under Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission (“SEC”) thereunder. The Common Stock in the offering was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “reasonable best efforts” basis. The securities issued in the merger and sold in the private placement are “restricted securities” and may not be resold absent registration under, or exemption from registration under, such Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

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About Augmedix

Augmedix converts natural clinician-patient conversation into medical documentation and provides live support, including referrals, orders, and reminders, so clinicians can focus on what matters most: patient care.

The Augmedix platform is powered by a combination of proprietary automation modules and human-expert assistants operating in HIPAA-secure locations to generate accurate, comprehensive, and timely-delivered medical documentation.

Augmedix services are compatible with over 35 specialties and are trusted by over one dozen American health systems supporting telemedicine, medical offices, clinics, and hospitals. We estimate that our solution saves clinicians 2–3 hours per day, increases productivity by as much as 20%, and increases certain clinicians’ satisfaction with work-life balance by 49%.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to Augmedix, Inc.’s (“the Company”) expectations regarding its market position and market opportunity, expectations and plans as to its product development, expansion plans, sales, and technology research. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations, and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Media Contact

Kaila Grafeman, Enterprise Marketing, Augmedix

+1 888.669.4885

pr@augmedix.com